EXHIBIT 10(v)

                        ADDENDUM TO CONSULTING AGREEMENT

         This Addendum to Consulting Agreement entered into by and between Senior Care Industries, Inc. [Senior Care] and Martin Richelli [Richelli] on the date set forth herein after adjacent to the signatures appearing at the conclusion of this Agreement.

         Whereas, Richelli has been performing various functions for Senior Care on a regular basis, generally pursuant to that certain Consulting Agreement which was entered into by and between the parties on or about April 16, 2002, and

         Whereas, Richelli will have a commission due to him equal to 6% of the appraised land value resulting from his work on the Motel 6 deal; and

         Whereas, the commission being paid hereunder is in lieu of any ownership interest in the Motel 6 deal; and

         Whereas, the parties desire to set out their continued mutual agreements with respect to each of these matters;

         NOW THEREFORE, it is agreed between the parties that this Addendum to consulting Agreement shall supercede and replace any previous agreement between the parties and that the new agreement shall be as follows:

         1. BASIC PURPOSE OF THIS AGREEMENT: Richelli is to seek and develop construction loans for Senior Care on its real estate development projects, to answer questions and inquiries from shareholders of Senior Care, and to act as a finder of new projects for the company. The present status of projects which Richelli has undertaken for Senior Care and their present status is attached hereto as a memorandum dated 9-1-02.

         2. OFFICE HOURS: Richelli shall generally be present in the office of Senior Care at 410 Broadway, 2nd Floor in Laguna Beach, California where he shall be present from 8 A.M. to 2 P.M. each week day.

         3. DUTIES OF RICHELLI: Richelli=s duties shall generally be to obtain and process leads for construction loans, lines of credit and other credit facilities for the company, to act as the company interface with investors and shareholders during office hours, to assist in the leasing of space in the offices of the company and to generally coordinate meetings with prospective lenders and company officials as well as to act as a finder of new ventures for the company and to introduce those ventures to management.

         4. COMPENSATION: The parties agree that Richelli will be due a commission on the Motel 6 project and that in lieu of his receipt of that commission, he shall receive a stipend of $4,000 per month payable $2,000 on the 1st and 15th of each month. Additionally, Richelli shall be entitled to receive commissions on an individual basis on each transaction that he brings to the company with the commission set at the discretion of the Board of Directors of Senior Care on each transaction between Richelli and Senior Care at the time and that commission payment shall be in addition to the sums to which Richelli is entitled as set forth under the terms of this Agreement.

         5. PROPRIETARY INFORMATION: Richelli understands and agrees that the names, address and telephone numbers of all clients are the exclusive property of Senior Care and shall remain the property of Senior Care at all times and that Richelli shall not have the right to solicit, propose or contact any of the clients for investment in any proposal not sponsored by Senior Care without the express written agreement of Senior Care management.

         6. CONFIDENTIALITY: Richelli understands and agrees that he shall execute and deliver a Consultant Non-Disclosure of Confidential Information agreement, which said agreement shall be attached hereto and is made a part hereof and is incorporated by reference herein as though fully set forth.

         7. NOTICES: Any notice required or permitted under this contract may be given by ordinary mail at the address contained in this contained in this contract, and such address may be changed by written notice given by one party to the other from time to time. Notice shall be deemed received one (1) day after deposited in the mail, postage prepaid.

         8. ASSIGNMENT OF INTEREST & RIGHTS: No party shall sell, assign or in any way transfer its interest or any part thereof in this agreement without first obtaining the written consent of the other parties hereto.

         9. CONDUCT OF OTHER BUSINESS: Richelli may conduct other business outside of the office hours set forth herein above but shall not use company facilities to promote his other business activities except with the express permission of management of Senior Care.

Senior Care understands that Richelli has other clients and other projects for other clients which are underway at the time this Agreement is executed and Richelli agrees that he will render a list of those projects which said list shall be attached hereto as Exhibit A and shall be included herein by reference as though fully set forth. The names which shall appear on Exhibit A shall be exempt from the conduct of other business restriction, provided, however, that Richelli shall not conduct that business from the Senior Care office while working on money center matters and all such business must be conducted at other times either before or after money center hours, provided, however, that Senior Care may, at its option, provide an exception to this restriction if the project is in the interest of Senior Care.

         10. ARBITRATION: Any controversy arising out of relating to the performance or interpretation of their contract or any subcontract or sub-subcontract is subject to arbitration.

On the demand of the arbitrator or any party to the arbitration initiated under the arbitration provisions of this contract, owner, subcontractor, sub-subcontractor, or any other party bound by this arbitration provision agrees to join in, become a party to, and be bound by such arbitration proceedings.

Arbitration shall be conducted in accordance with the Rules of the American Arbitration Association that are in effect at the time of the arbitration, and judgment may be entered on the award. Evidence presented at the arbitration shall admitted or denied be subject to the California rules of evidence.

If any party refuses or neglects to appear at or to participate in arbitration proceedings after reasonable notice, the arbitrator is empowered to decide the controversy in accordance with whatever evidence is presented by the party or parties who do participate. The arbitrator may award any remedy that is just and equitable in the opinion of the arbitrator. The arbitrator will award to the prevailing party or parties such sums as are proper to compensate for the time, expense and trouble of arbitration, including arbitration fees and attorney fees, not to exceed ten thousand dollars ($10,000.00). The arbitrator will remain jurisdiction of a controversy even if a party or parties to the dispute will not or cannot be joined in the arbitration proceedings.

         11. ATTORNEYS FEES: If the parties become involved in litigation or arbitration arising out of this contract or the performance thereof, the court or arbitrator shall award reasonable costs and expense, including attorneys fees, to the prevailing party, not to exceed ten thousand dollars ($10,000.00).

         12. FULLY INTEGRATED AGREEMENT: The terms and provisions of this Contract and all of the attachments, schedules and exhibits hereto constitute the entire and fully integrated agreement between the parties. It supersedes all previous communications, representations, agreements, proposals, terms and negotiations either written or oral, between the parties relating to the subject matter hereof.

         13. GOVERNING LAW: This agreement shall be construed in accordance with, and governed by, the laws of the State of California.

         14. VENUE & SITUS OF CONTRACT: The place of this agreement, its situs or forum is at all times in the state of California in which state all matters, whether sounding in contract or in tort relating to the validity, construction, interpretation and enforcement of this contract, shall be determined. Each of the parties to the Agreement hereby consents to the venue and jurisdiction of the Superior Court of the State of California in and for the County of Orange.

         15. SEVERABILITY: If any term, provisions, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16. BENEFIT: This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their successors, trustees, assigns, heirs, administrators and legal representatives, but shall not inure to the benefit of any other person, firm or corporation.

         17. ADVICE OF COUNSEL: Richelli acknowledges and agrees that he has received the independent advise of counsel prior to executing this Agreement or he has waived that right and that counsel has explained to Richelli the terms of this Agreement and their legal ramifications. Richelli further understands and agrees that he does not render legal advise or offer legal assistance. All requests for legal advise made to Richelli by clients will be referred to legal counsel for a proper legal opinion.

         18. COUNTERPARTS: This Agreement may be signed in counterparts and all signed copies shall be deemed one instrument.

         19. ADDENDUMS: Richelli acknowledges that he previously executed and delivered a Non-Disclosure of Confidential Information Agreement which was attached to the original Consulting Agreement which was dated on or about April 16, 2002 and the parties hereby agree that the Non-Disclosure of Confidential Information Agreement shall continue in full force and effect.

IN WITNESS HEREOF, the parties above have caused this Agreement to be duly executed at Laguna Beach, California on the day and year set forth below.

Martin Richelli

By: /s/ Martin Richelli                    Date:
    ---------------------------

SENIOR CARE INDUSTRIES, INC.

By: /s/ Craig Brown                        Date:
    ---------------------------
    Officer: President
    Name: Craig Brown